EXHIBIT 10.5
THIS OPTION AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.
NON-QUALIFIED STOCK OPTION AGREEMENT
     This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of January 31, 2006, but effective as of May 6, 2005 (the “Date of Grant”), by and between Immediatek, Inc., a Nevada corporation (the “Company”), and Charles Humphreyson (the “Optionee”).
     1. Certain Defined Terms. As used in this Agreement, the terms listed below have the respective meanings indicated.
          (a) “Board” means the Board of Directors of the Company and to the extent of any delegation by the Board to a committee (or subcommittee thereof), such committee (or subcommittee).
          (b) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (c) “Common Shares” means the shares of Common Stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event.
          (d) “Director” means a member of the Board of Directors of the Company.
          (e) “Fair Market Value” means:
               (i) if the Common Shares are readily tradable on a national securities exchange or other market system, the closing price of the Common Shares on the date of calculation (or on the last preceding trading date if the Common Shares were not traded on such date), or
               (ii) if the Common Shares are not readily tradable on a national securities exchange or other market system, a value determined by any fair and reasonable means prescribed by the Board.
          (f) “Letter Agreement” means that certain Letter Agreement, dated May 6, 2005, by and between the Company and Optionee.
     2. Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, a stock option (the “Option”) to purchase up to 650,000 Common Shares, subject to adjustment as hereinafter provided (the “Option Shares”). The price that the Option Shares may be purchased pursuant to this Option shall be $0.15 per share, subject to adjustment as hereinafter provided (the “Option Price”).
     3. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire three (3) years from the Date of Grant.
     4. Right to Exercise. Subject to the expiration or earlier termination of the Option, on the last day of each calendar month following the Date of Grant, the Option Shares specified in this Agreement shall become exercisable in thirty-six (36) equal installments until the Option is fully exercisable. To the extent that the Option is exercisable, it may be exercised in whole or in part, but may not be exercised for less than one thousand (1,000) Option Shares, unless such lesser number of Option Shares represents all of the remaining balance then exercisable. In no event shall the Optionee be entitled to acquire a fraction of one Option Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to the Optionee upon the exercise of all or part of this Option. Notwithstanding anything to the contrary herein, upon the termination of the Letter Agreement in accordance with its terms, all vesting of Option Shares under this Agreement shall cease and terminate and this Agreement shall not be exercisable for any number of Option Shares in excess of the number of Option Shares for which this Agreement is then exercisable on the date of termination of the Letter Agreement.
     5. Transferability. Subject to Section 7 hereof, the Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
     6. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency, certified check or other cash equivalent acceptable to the Company. Within ten days thereafter, the Company shall direct the due issuance of the Option Shares so purchased. As a further condition precedent to the exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents that the Board shall, in its sole discretion, deem necessary or advisable. The date of such notice shall be the exercise date.
     7. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:
          (a) One year after the Optionee’s death or permanent and total disability; and
          (b) Three (3) years from the Date of Grant.

     8. No New Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuance of the Letter Agreement, nor shall it limit or affect in any manner the right of the Company to terminate the Letter Agreement.
     9. Taxes and Withholding. (a) To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholdings are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Option Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Option Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Fair Market Value per Common Share of such shares on the date of such surrender. The Company will pay any and all issue and other taxes in the nature thereof that may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to the Option.
          (b) Some of the federal tax consequences relating to the Option, as of the date of this Agreement, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION SHARES.
               (i) The Optionee may incur regular federal income tax liability upon the exercise of a non-qualified stock option (“NSO”). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Option Shares so exercised on the date of exercise over their aggregate Option Price. If the Optionee is an employee or a former employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Option Shares if such withholding amounts are not delivered in accordance with Section 9(a) at the time of exercise.
               (ii) If the Optionee holds Option Shares acquired upon the exercise of the Option for at least one year, any gain realized on disposition of the Option Shares acquired upon the exercise of the Option will be treated as long-term capital gain for federal income tax purposes.
     10. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Agreement. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
     11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.
     12. Adjustments. The Board may make or provide for such adjustments in the number of Option Shares covered by the Option, in the Option Price applicable to the Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its sole discretion, may provide in substitution for the Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option.
     13. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Option Shares deliverable upon the exercise of the Option.
     14. Amendments. The Board and the Optionee may, at any time and from time to time, amend this Agreement in whole or in part; provided, however, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained.
     15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     16. Interpretation. The interpretation and construction by the Board of any provision of this Agreement and any determination by the Board pursuant to any provision of this Agreement shall be final and conclusive. No member of the Board shall be liable for any such determination made in good faith. The Board shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement, the Option or the exercise of the Option. Any reference herein to a provision of a statute, rule or regulation shall also include any successor provision thereto.
     17. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.
     18. Governing Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.
     19. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Secretary, and any notice to the Optionee shall be addressed to the Optionee at his address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given of the third business day following deposit of the same in the United States mail.
     20. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof, including, without limitation, the Letter Agreement and any option to purchase shares of the Company previously issued to the Optionee.
     21. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
     22.Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a handwritten original signature shall constitute a signature.
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, effective as of Date of Grant.

COMPANY:

Immediatek, Inc., a Nevada corporation

By:	/s/ Zach Bair
Name:	Zach Bair
Title:	President

OPTIONEE:

/s/ Charles Humphreyson

Charles Humphreyson Social Security Number: xxx-xxx-xxxx